Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the OneStream, Inc. 2024 Equity Incentive Plan, 2024 Employee Stock Purchase Plan, and 2019 Common Unit Option Plan, of our report dated March 14, 2024, with respect to the financial statements of OneStream, Inc. included in the Prospectus (dated July 23, 2024) of OneStream, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Detroit, Michigan

July 24, 2024